UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2007

NCI, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 707-6900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition; and

Item 7.01  Regulation FD Disclosure

On July 31, 2007, NCI, Inc. announced its financial results for the second quarter of 2007 and earnings guidance for the third quarter and full year of 2007.  A copy of the July 31, 2007 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors
Effective July 30, 2007 upon the unanimous recommendation of the Nominating Committee of the Board of Directors of NCI, Inc. (the “Company”), Mr. Gurvinder Pal Singh was elected as a new member of the Company’s Board of Directors.  The Board is now comprised of nine members.  The Board has not decided on which, if any, committees Mr. Singh will serve.

Mr. Singh was the controlling shareholder of Karta Technologies, Inc. which was acquired by the Company on June 27, 2007.  The Company rents office space from Gur Parsaad Properties, Ltd. which is controlled by Mr. Singh.  The lease is for approximately 34,000 square feet at $14.00 per square foot with annual escalation and expires on June 30, 2012.  The lease was renegotiated and signed as of June 27, 2007 in conjunction with the purchase of Karta.

Management believes that this transaction has been conducted based on current market conditions.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	NCI, Inc., Press Release dated July 31, 2007, announcing financial results for the second quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: July 31, 2007	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Senior Vice President and Chief Financial Officer